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                                                                  Exhibit 10.118

                                TRIBAL AGREEMENT
                        (LAKES MANAGEMENT - LUCKY EAGLE)

     THIS TRIBAL AGREEMENT (hereinafter referred to as the "Agreement") is made as of January 19, 2005 ("Effective Date") by and among the Kickapoo Traditional Tribe of Texas ("Kickapoo Tribe"), a federally recognized Indian tribe, and Lakes Kickapoo Management, LLC, a Minnesota limited liability company ("Lakes Management").

                                    RECITALS

     A. The Kickapoo Tribe is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indian tribes, and is recognized as possessing and exercising powers of self-government. The Kickapoo Tribe has established KTTT Enterprises ("Kickapoo"), a wholly-owned subsidiary of and a governmental instrument of the Kickapoo Tribe, as the legal entity which will own and operate the gaming projects which are to be developed by the Kickapoo Tribe.

     B. Lakes Management has entered into a Management Agreement with Kickapoo dated January 19, 2005 (as amended from time to time, the "Management Contract"), pursuant to which Lakes Management is to provide certain management services to Kickapoo with respect to the Kickapoo Lucky Eagle Casino and related ancillary facilities owned by Kickapoo on behalf of the Kickapoo Tribe as described with specificity therein.

     C. Pursuant to the terms of the Management Contract, the Kickapoo Tribe is required to execute and deliver this Agreement to induce Lakes Management to enter into the Management Contract together with certain additional documents and agreements referred to therein or related thereto.

     D. The Kickapoo Tribe and Lakes Management intend that this Agreement shall be operative and binding upon the date of execution by the parties (the "Effective Date"); and shall supersede and replace the parties prior Tribal Agreement dated December 29, 2004 relating to the Project Facilities and the Management Contract.

     NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Kickapoo Tribe and Lakes Management agree as follows:


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                                    ARTICLE 1

                                   DEFINITIONS

     Except as otherwise defined below or in the recitals to this Agreement, terms used in this Agreement shall have the meanings set forth in the Management Contract and/or the other documents and agreements executed by Kickapoo with respect thereto:

     "Claim" means any dispute, claim, question, or disagreement between either the Kickapoo and any of Lakes Management or any of its Affiliates that is directly or indirectly related to this Agreement, any of the other Transaction Documents, a Gaming Project or any Project Facilities, whether arising under law or in equity, whether arising as a matter of contract or a tort, and whether arising during or after the expiration of this Agreement or any of the other Transaction Documents.

     "Gaming Project" shall have the meaning set forth in Section 2.1(n) hereof.

     "Kickapoo Entities" means individually and collectively, each of Kickapoo and the Kickapoo Tribe.

     "Transaction Documents" means individually and collectively, this Agreement and each of the Management Contract, the Operating Note, the security agreements, dominion account agreements, mortgages, resolutions of limited waiver and each other document or instrument now or hereafter executed by the Kickapoo Tribe in favor of Lakes Management or its respective Affiliates and related thereto or hereto or any Gaming Projects.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties. The Kickapoo Tribe represents and warrants to Lakes Management that:

     (a) Organization. Kickapoo is a wholly-owned and duly organized subsidiary of and a duly organized governmental instrument of the KickapooTribe, and the Kickapoo Tribe is a federally recognized Indian tribe eligible to conduct gaming within the meaning of IGRA.

     (b) Authority and Power. The Kickapoo Tribe and Kickapoo have taken all action required by tribal or other law without the necessity of further action as is necessary to authorize the applicable Kickapoo Entity to execute, deliver and perform each of the Transaction Documents that such Kickapoo Entity is party to. Each Kickapoo Entity that is a party to any of the Transaction Documents has all requisite power and authority to enter into the Transaction Documents to the extent a party thereto and to perform its respective obligations thereunder, and to consummate all other transactions contemplated thereby.


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     (c)  Binding Obligations. Each of Transaction Documents (i) has been duly executed and delivered by each Kickapoo Entity to the extent it is a party thereto, and (ii) constitutes the legal, valid, binding, perfected and enforceable obligation of each Kickapoo Entity to the extent it is a party thereto, enforceable in accordance with its respective terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming the foregoing agreements are binding against the other parties thereto.

     (d) Gaming Facility Site. The Gaming Facility Site for the Project constitutes "Indian lands" upon which the Kickapoo Tribe may legally conduct gaming under IGRA.

     (e) Gaming Permitted. The Kickapoo Tribe is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements,

     (f) Gaming Rights. Once signed by the Kickapoo Tribe and the State and approved and published by the United States Secretary of the Interior, the Compact will be in effect and will be a valid and binding obligation of the Kickapoo Tribe. Kickapoo will then have the right to engage in Class III Gaming at the Gaming Facility to be operated by Kickapoo to the extent set forth in the Compact.

     (g) Gaming Licenses. All licenses, permits, approvals or other authority required from the Gaming Commission to permit Lakes Management to enter into any of the Transaction Documents to which it is a party and perform its respective obligations thereunder have been granted.

     (h) No Material Negative Obligations. There are no outstanding obligations owing by Kickapoo or the Kickapoo Tribe or affecting the Gaming Facility Site or the Project and the Project Facilities, whether arising from contracts, instruments, orders, judgments, decrees or otherwise, that are likely to materially and adversely affect the Project Facilities or the obligations or rights of Lakes Management under any of the Transaction Documents to which it is a party.

     (i) No Violation or Conflict. The execution, delivery and performance by the applicable Kickapoo Entity of each Transaction Documents that such Kickapoo Entity is party to does not violate any Legal Requirements nor conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of any Kickapoo Entity, including without limitation the Project or the Project Facilities, or result in the acceleration of any obligation of any Kickapoo Entity under the terms of any agreement or document binding upon such party, other than a conflict, breach, default or imposition as shall not materially adversely affect the Project or the obligations or rights of Lakes Management under any of the Transaction Documents to which it is a party.


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     (j)  No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of any Kickapoo Entity, threatened, against any Kickapoo Entity or their respective Affiliates, or any of the assets or properties of any of such entities, that could have a material adverse effect on the Project, the Project Facilities, or any Kickapoo Entity's ability to enter into or perform any of the Transaction Documents to the extent it is a party thereto.

     (k) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by Kickapoo is required to execute, deliver and perform its obligations hereunder.

     (l) Full Disclosure. No representation or warranty of any Kickapoo Entity in this Agreement or the other Transaction Documents and no report or statement delivered to any of Lakes Management or its respective Affiliates by or on behalf of any Kickapoo Entity, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading. Each Kickapoo Entity has fully disclosed to Lakes Management the existence and terms of all material agreements and Legal Requirements, written or oral, relating to any particular Project.

     (m) No Tribal Tax. Neither the Project, Project Facilities nor the transaction(s) between the parties contemplated by the Transaction Document are now, or at any time during the term of this Agreement will be, subject to any tribal tax of any sort other than (i) reasonable pass-through taxes on Project Facilities patrons which are consistent with gaming resort industry practices, and (ii) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the Gaming Facility, as defined in 25 C.F.R. Section 502.14 and 25 C.F.R. Section 502.19, and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

     (n) Gaming Project Ownership. Except as otherwise expressly excluded under the Transaction Documents, all gaming projects and gaming and non-gaming assets and facilities related or ancillary thereto (each collectively referred to herein as a "Gaming Project") of the Kickapoo Tribe are/will be owned and operated by Kickapoo, or if any Gaming Project is owned by another subsidiary of the Kickapoo Tribe, then (i) if the Gaming Project constitutes the Project, Gaming Facility and Project Facilities described and defined in the Management Contract, such subsidiary has entered into a Management Contract and related documents with Lakes Management and/or its Affiliates with respect thereto on the same terms and conditions as are set forth in the Management Contract and the other Transaction Documents unless otherwise agreed to in writing by Lakes or its


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          Affiliate, and has otherwise satisfied the terms and conditions required by Section 3.1 (f) hereof, or (ii) with respect to any other Gaming Projects, such subsidiary has entered into a written agreement with Lakes Management and/or its Affiliates granting such entity the same right of first refusal to manage such projects as has been granted to Lakes Management under the terms of Section 9.21 of the Management Contract, and has otherwise satisfied the required conditions each as set forth in Section 3.1(f) hereof.

                                    ARTICLE 3

                                    COVENANTS

Section 3.1 Covenants. The Kickapoo Tribe covenants and agrees as follows:

     (a) Additional Documents. It shall or shall cause Kickapoo to execute any additional instruments as may be reasonably required by Lakes Management to carry out the intent of any of the Transaction Documents or to perfect or give further assurance of any of the rights granted or provided for under such Transaction Documents.

     (b) Non-Impairment. It shall not and shall not permit Kickapoo or any of their other governmental instrumentalities or subsidiaries to enact any law, ordinance, rule or regulation impairing the rights or obligations of any Kickapoo Entity or any of Lakes Management or its respective Affiliates under any of the Transaction Documents.

     (c) Records. It shall or shall cause Kickapoo to maintain or cause to be maintained full and accurate accounts and records for the Project and its Project Facilities according to GAAP.

     (d) No Liens. Except as otherwise expressly permitted by the Transaction Documents, it shall not and shall not permit Kickapoo or any of its other governmental instrumentalities or subsidiaries to cause or voluntarily permit any lien or encumbrance to be created on the Project Facilities or the Gaming Facility Site.

     (e) No Tax. It shall not and shall not permit Kickapoo or any of their other governmental instrumentalities or subsidiaries to impose any tax, fee or assessment on any of Lakes Management, its respective Affiliates, any Contractor, the Project and its Project Facilities, and/or any of the Transaction Documents other than (i) reasonable pass-through taxes on Project Facilities patrons which are consistent with gaming resort industry practices, and (ii) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the Gaming Facility, as defined in 25 C.F.R.


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          Section 502.14 and 25 C.F.R. Section 502.19, and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

     (f) Gaming Project Ownership. All Gaming Projects shall be owned and operated by Kickapoo; provided that a Gaming Project may be owned and operated by another subsidiary of the Kickapoo Tribe so long as prior to acquiring such ownership, (i) if the Project, Gaming Facility and Project Facilities described and defined in the Management Contract are owned by such other subsidiary, such subsidiary shall with respect to Lakes Management has entered into a management agreement and related documents with Lakes Management and/or its Affiliates on substantially similar terms and conditions as are set forth in the Management Contract and the Transaction Documents related thereto;
          (ii) with respect to any other gaming projects owned or to be owned by such other subsidiary, the subsidiary has entered into a written agreement with Lakes Management and/or its Affiliates granting such entity the same right of first refusal to manage such projects as has been granted to Lakes Management under the terms of Section 9.21 of the Management Contract; (iii) Lakes Management shall have received the following, each in form and substance reasonably acceptable to it:
          (aa) certified copies of the organizational documents of the new subsidiary, together with reasonable evidence that such subsidiary is wholly owned by the Kickapoo Tribe, (bb) new Resolutions of Limited Waiver with respect to all of such documents and agreements from each of the new subsidiary of the Kickapoo Tribe containing substantially the same resolutions and terms as set forth in the Resolutions of Limited Waiver received by Lakes Management in connection with the execution of the original Transaction Documents, (cc) legal opinions from counsel to each of the new subsidiary and the Kickapoo Tribe with respect to the such new documents and agreements containing substantially the same opinions as provided to Lakes Management in connection with the execution of the original Transaction Documents, and (dd) the Kickapoo Tribe shall have executed and delivered an amendment to this Agreement incorporating all such new documents and agreements as additional "Transaction Documents" hereunder and such projects and related assets shall be subject to the same terms and restrictions set forth herein; and (iv) at the time of satisfaction of the foregoing conditions, no "Event of Default" by any Kickapoo Entity under the Transaction Documents has occurred and is continuing.


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                                    ARTICLE 4

                                EVENTS OF DEFAULT

     Section 4.1 Events of Default. Each of the following shall constitute a "Event of Default" under this Agreement:

     (a) A Material Breach by the Kickapoo Tribe exists. As used in this paragraph, the term "Material Breach" shall mean any of the following circumstances (i) material failure of either of such parties to perform a material obligation hereunder or any other Transaction Document to which it is a party, or (ii) any representation or warranty made pursuant to Section 2.1 hereof proves to be knowingly false or erroneous in any material way when made or at any time shall fail to be true and correct in all material respects.

     (b) The Kickapoo Tribe violates any of the covenants in Section 3.1 of this Agreement, and after sixty (60) days have passed following a request by Lakes Management to cure the violation, during which the violation has not been cured.

     (d) The Kickapoo Tribe has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of such entities property; or (iii) suffered an assignment for the benefit of creditors.

     (e) The Kickapoo Tribe is no longer an Indian tribe eligible to conduct gaming within the meaning of IGRA.

     Section 4.2 Cure of Event Default. Upon the occurrence of an Event of Default, Lakes may provide written notice to the Kickapoo Tribe of such default and, if it is possible for the Kickapoo Tribe to cure the Event of Default, it shall have thirty (30) days following receipt of notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as the Kickapoo Tribe shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. Upon the occurrence of any of the events described in Section 4.1 and during any applicable cure period, Lakes Management may suspend its performance under the Transaction Documents. The discontinuance or correction of an Event of Default shall constitute a cure thereof. If the Kickapoo Tribe fails to cure the Event of Default within the cure period, Lakes Management may take any one or more of the following actions: (a) suspend all performance of Lakes Management under the Transaction Documents; (b) declare all obligations of any Kickapoo Entity under the Transaction Documents to be immediately due and owing, (c) terminate the Management Contract; and/or or (d) pursue any other remedy available at law, in equity or by agreement, subject to the provisions of Article 5 hereof.


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                                    ARTICLE 5

DISPUTE RESOLUTION; WAIVERS OF SOVEREIGN IMMUNITY AND TRIBAL COURT JURISDICTION;
                                  GOVERNING LAW

     Section 5.1 Dispute Resolution. The parties agree that any Claim shall be governed by the following dispute resolution procedures:

     (a) The parties shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of ten (10) days, then, upon notice by either party to the other, all Claims shall be settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a Claim is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held at Del Rio,Texas.

     (b) The arbitration proceedings shall be conducted before a panel of three neutral arbitrators, all of whom shall be currently licensed attorneys, actively engaged in the practice of law for at least ten
          (10) years, one of which shall have five (5) years of experience in federal Indian law, and one of which shall have five (5) years of experience in the gaming industry. The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten
          (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

     (c) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this Article 5 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards. In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrators incorrectly decided a question


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          of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

     (d) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

     (e) Judgment on any arbitration award may be entered in any court having jurisdiction over the parties. The arbitrators shall not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

     (f) The Kickapoo Tribe hereby expressly waives, and also waives its right to assert, sovereign immunity and any and all defenses based thereon with respect to any Claims; and such parties further hereby consents to (i) binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, (ii) to empowering the arbitrators to take the actions and enforce the judicial remedies described in the Kickapoo Tribe's Resolution of Limited Waiver of Sovereign Immunity dated January 19, 2005 issued in connection with the execution of the Transaction Documents ("Resolution of Limited Waiver"), and (iii) judicial proceedings in or before the United States District Court for the Western District of Texas or if that court determines it is without jurisdiction, then to the courts of the State of Texas and all courts to which an appeal therefrom may be available, but solely to compel, enforce, modify or vacate any arbitration award.

     (g) To the extent lawful in connection with any such Claims, the Kickapoo Tribe expressly waives the application of the doctrines of exhaustion of tribal remedies or comity that might otherwise require that Claims be heard first in tribal court or other tribal forum of Kickapoo Tribe. The waivers set forth herein only extend to claims or proceedings brought by Lakes Management and its Affiliates and any award of damages against the Kickapoo Tribe or its Affiliates shall be payable solely out of the Collateral (as defined in the Resolution of Limited Waiver) whether now or hereafter owned by Kickapoo, any other Kickapoo Entity or their Affiliates.

     (h) The Kickapoo Tribe, on behalf of itself and each of its Affiliates, agrees that any arbitration proceeding hereunder may be consolidated with any other arbitration proceeding that any of Lakes Management or its respective Affiliates may bring against Kickapoo or any other Affiliates of the Kickapoo Entities.

     Section 5.2 Governing Law. This Agreement is governed by the laws of the State, except that the State's conflict of laws provisions shall not apply.


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                                    ARTICLE 6

                                  MISCELLANEOUS

     Section 6.1 Assignment. The rights and obligations under this Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party; provided, however, Lakes Management may assign this Agreement to a wholly owned subsidiary without the consent of the Kickapoo Tribe; provided further that Lakes Management, as applicable, shall remain obligated for the performance of its subsidiary hereunder. Other than as expressly provided in this Section 6.1, any attempted assignment or subcontracting without prior written consent shall be void. Subject to the preceding requirements, this Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns.

     Section 6.2 Notices. Any notice, consent or any other communication permitted or required by this Agreement: (a) must be in writing; (b) shall be effective three (3) days after the date sent; (c) must be delivered by personal service, via fax with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested; and
(d) until written notice of a new address or addresses is given, must be addressed as follows:

If to the Kickapoo Tribe:   The Kickapoo Tribe
                            ATTN: Juan Garza, Jr., Council Chairman
                            HCR 1, Box 9700
                            Eagle Pass, Texas 78852
                            (830) 757-9228 (Fax)

     With a copy to:        Roy Bernal, Tribal Administrator
                            Kickapoo Traditional Tribe of Texas
                            HCR 1, Box 9700
                            Eagle Pass, Texas 78852
                            (830) 757-9228 (Fax)

          and               Gloria E. Hernandez, Tribal Attorney
                            HCR 1, Box 9700
                            Eagle Pass, Texas 78852
                            (830) 757-9228 (Fax)
                            (copy to counsel does not constitute notice to a party)

If to Lakes Management:     Lakes Kickapoo Management, LLC
                            130 Cheshire Lane
                            Minnetonka, MN 55305
                            Attn: Timothy J. Cope

     With a copy to:        Kevin C. Quigley, Esq.
                            Hamilton Quigley Twait & Foley PLC
                            W1450 First National bank Building
                            332 Minnesota Street


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                            St. Paul, MN 55101-1314

          and               Brian J. Klein, Esq.
                            Maslon, Edelman, Borman & Brand, LLP
                            3300 Wells Fargo Center
                            90 South Seventh Street
                            Minneapolis, MN 55402-4140
                            (copy to counsel does not constitute notice to a party)

     Copies of any notices shall be given to the Gaming Commission at its last known address.

     Section 6.3 Amendments. This Agreement may be amended only by written instrument duly executed by all of the parties and with any and all necessary regulatory approvals, if any, required by Legal Requirements; and this Agreement shall supersede and replace the parties prior Tribal Agreement dated December 29, 2004 relating to the Project Facilities and the Management Contract.

     Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 6.5 Preparation of Agreement. This Agreement has been carefully prepared and reviewed by counsel for each party hereto and may not be construed more strongly for or against any party.

     Section 6.6 Compliance with Legal Requirements. All parties shall at all times comply with all Legal Requirements.

     Section 6.7 Further Assurances. The parties agree to do all acts and to deliver all necessary documents as from time to time are reasonably required to carry out the terms and provisions of this Agreement, including the filing of financing statements and related security instruments described herein.

     Section 6.8 Cooperation; Approvals. Each of the parties agrees to cooperate in good faith with the other to timely implement the purposes of this Agreement. Any consents or approvals required to be given in connection with this Agreement shall not be unreasonably withheld or delayed by the parties or their Affiliates.

     Section 6.9 Confidentiality. Except as required by Legal Requirements, including but not limited to, reporting requirements imposed on publicly traded companies, each of the parties agrees that all non-public information exchanged between the parties with respect to any particular Project shall be kept confidential by each party and only disclosed to that party's legal counsel, financial advisors or as reasonably required to be disclosed in connection with the Project, including in connection with obtaining the Project Permanent Financing.


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                            [Signature Page Follows]


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     The parties have executed this Tribal Agreement as of the date stated in the introductory clause.

THE KICKAPOO TRADITIONAL TRIBE OF TEXAS

/s/ Juan Garza, Jr.
----------------------------------------
Juan Garza, Jr. Council Chairman

/s/ Jesus Anico
----------------------------------------
Jesus Anico, Council Secretary

/s/ Rogelio Elizondo
----------------------------------------
Rogelio Elizondo, Council Treasurer

/s/ Jose ("Pepe") Trevino
----------------------------------------
Jose ("Pepe") Trevino, Council Member

/s/ Jorge Hernandez
----------------------------------------
Jorge Hernandez, Council Member


                                           LAKES KICKAPOO MANAGEMENT, LLC


                                           By /s/ Timothy Cope
                                              ----------------------------------
                                              Timothy J. Cope
                                           Its: President and Chief Financial
                                                Officer

 [Signature Page to Kickapoo Tribal Agreement - Management - Lucky Eagle Casino]